Rand Logistics, Inc.

RAND LOGISTICS REPORTS FISCAL YEAR 2009 FINANCIAL RESULTS

Company Announces $18.7 Million Year-Over-Year
 Increase in Operating Income

New York, NY – June 25, 2009 – Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced operational and financial results for the fiscal year ended March 31, 2009, and provided an update on recent business developments and their expected contribution to future results.

Fiscal Year 2009 Financial Results:
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Marine freight revenue (excluding fuel surcharge and other surcharges, and outside charter revenue) increased by $14.8 million, or 20.9%, to $85.8 million in fiscal 2009, from $71.0 million in fiscal 2008.

•
Marine freight revenue per sailing day increased by $2,644, or 10.7%, to $27,266 in fiscal 2009, from $24,622 in fiscal 2008. Fuel and other surcharges per sailing day increased by $4,309, or 87.1%, to $9,258 in fiscal 2009, from $4,949 in fiscal 2008.

•
Vessel operating expenses per sailing day (excluding expensed winterwork) increased by $1,867, or 7.8%, to $25,841 in fiscal 2009, from $23,974 in fiscal 2008. The increase was attributable to higher fuel costs, excluding which our vessel operating costs would have decreased as a result of cost reductions and operating efficiencies.

•
Operating income was $9.3 million in fiscal 2009, which included $10.6 million of depreciation and amortization expense, compared to a $9.4 million operating loss in fiscal 2008, which included $10.2 million of depreciation and amortization expense.

Laurence S. Levy, Chairman and CEO of Rand, commented, “We are exceptionally pleased with the record financial results for fiscal year 2009, as we believe that these results validate the profit expectations on which our business plan was predicated. Our ongoing operational improvements, focus on cost reductions, integration of strategic acquisitions and vessel upgrades, combined with our infrastructure investments, have resulted in a very substantial improvement in operating income compared to the prior fiscal year.”

Fourth Quarter Fiscal 2009 Financial Results

Marine freight revenue was $2.0 million in the fourth quarter of fiscal 2009, a decrease of $1.2 million from $3.2 million in the fourth quarter of fiscal 2008. The fiscal fourth quarter is the Company’s winter lay-up quarter, during which time the Company’s vessels are generally not operational.

The Company incurred an operating loss of $8.6 million, which included $2.6 million of depreciation and amortization expense for the quarter ended March 31, 2009 versus an operating loss of $10.9 million, which included $2.6 million of depreciation and amortization expense for the quarter ended March 31, 2008. Repairs and maintenance (expensed winterwork) associated with the Company’s 12 vessels equaled $4.2 million for the quarter ended March 31, 2009, versus $3.7 million for the quarter ended March 31, 2008. G&A expenses decreased by 18.3% to $2.7 million in the fourth quarter of fiscal 2009, versus $3.3 million for the fourth quarter of fiscal 2008.  The reduction in the operating loss in the fourth quarter of fiscal 2009 as compared to the equivalent prior fiscal year period was primarily attributable to a better mix of business and improved operating performance in the fourth quarter of fiscal 2009, as compared to the comparable prior year period.

Outlook

Rand enters fiscal 2010 in a position to capitalize on its leadership position as a low cost operator of vessels on the Great Lakes.

Scott Bravener, President of Lower Lakes stated, “While there has been a significant reduction in demand for shipping capacity since this time last year, primarily from our aggregates customers, we are pleased to report that thus far in the fiscal 2010 sailing season we have sailed 84% of the theoretical maximum sailing days available, versus 87% in the comparable period last year.  This reduction in demand has resulted in less scheduling flexibility, which is impacting the overall operating efficiency of our fleet relative to last year. Thus far in fiscal 2010, we have been able to partially offset the reduction in vessel efficiency with continuing operational improvements, which we closely monitor through a series of key vessel operating metrics. We have also instituted a number of programs to aggressively manage our controllable costs and we believe our actions will result in a meaningful reduction in cash costs relative to last fiscal year. The current macro-economic environment and the uncertainty it has caused amongst our customers has reduced our operating visibility. However, based on ongoing discussions with our customers, our visibility has recently been improving, particularly relating to our Canadian customer base.”

Rand Logistics, Inc.
Summary Statement of Operations
(U.S. Dollars 000’s except for Shares and Per Share data)

	Year ended	Year ended
	31-Mar-09	31-Mar-08
Revenue
Freight and related revenue	$85,832	$70,985
Fuel and other surcharges	29,144	14,269
Outside voyage charter revenue	19,210	9,515
	134,186	94,769
Expenses
Outside voyage charter fees	17,665	9,436
Vessel operating expenses	81,346	69,117
Non operational repairs and maintenance	5,162	3,844
	104,173	82,397
Income before general and administrative, depreciation, amortization of drydock costs and intangibles, other income and expenses and income taxes	30,013	12,372

General and administrative	10,144	10,678
Depreciation and amortization of drydock costs and intangibles	10,603	10,153
Gain on sale of vessels by variable interest entity	-	(667)
Loss on retirement of owned vessel	-	1,735
Gain on foreign exchange	(9)	(163)
	20,738	21,736
Income (loss) before other income and expenses and income taxes	9,275	(9,364)

Net loss applicable to common stockholders	$(8,763)	$(14,518)
Net loss per share – basic and diluted	$(0.70)	$(1.28)

Management will conduct a conference call to discuss the results at 8:30am ET on Thursday, June 25, 2009.  Interested parties may participate in the conference call by dialing 888-737-9832, conference ID# 15467285.  Please call in 10 minutes before the call is scheduled to begin.

The conference call will also be webcast live at www.randlogisticsinc.com/presentations.html.  To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the website.

Forward-Looking Statements
This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries.  Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports – and the Canada Marine Act – which requires Canadian commissioned ships to operate between Canadian ports.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Chairman & CEO Edward Levy, President (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: The Equity Group Inc. Melissa Dixon, Sr. Account Executive (212) 836-9613 MDixon@equityny.com

Loren Mortman, Sr. Vice President (212) 836-9604 LMortman@equityny.com www.theequitygroup.com

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Rand Logistics, Inc.
Consolidated Statements of Operations
(U.S. Dollars 000’s except for Shares and Per Share data)

	Year ended March 31, 2009		Year ended March 31, 2008
REVENUE
Freight and related revenue		$85,832		$70,985
Fuel and other surcharges		29,144		14,269
Outside voyage charter revenue		19,210		9,515
TOTAL REVENUE		134,186		94,769
EXPENSES
Outside voyage charter fees		17,665		9,436
Vessel operating expenses		81,346		69,117
Repairs and maintenance		5,162		3,844
General and administrative		10,144		10,678
Depreciation		6,803		6,428
Amortization of drydock costs		2,141		1,476
Amortization of intangibles		1,659		1,912
Amortization of chartering agreement costs		-		337
Gain on sale of vessels by variable interest entity		-		(667)
Loss on retirement of owned vessel		-		1,735
Gain on foreign exchange		(9)		(163)
		124,911		104,133
INCOME (LOSS) BEFORE OTHER INCOME AND EXPENSES AND INCOME TAXES		9,275		(9,364)
OTHER INCOME AND EXPENSES
Interest expense		6,368		4,883
Interest income		(45)		(235)
Loss on interest rate swap contracts		2,811		1,338
Write off of deferred financing cost on refinanced indebtedness		-		753
Loss on deconsolidation of VIE		-		302
		9,134		7,041
INCOME (LOSS) BEFORE INCOME TAXES		141		(16,405)
PROVISION (RECOVERY) FOR INCOME TAXES
Current		(141)		372
Deferred		7,456		(5,360)
		7,315		(4,988)
NET LOSS BEFORE MINORITY INTEREST		(7,174)		(11,417)
MINORITY INTEREST		-		(176)
NET LOSS		(7,174)		(11,241)
PREFERRED STOCK DIVIDENDS		1,589		1,295
STOCK WARRANT INDUCEMENT DISCOUNT		-		1,982
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$	(8,763)	$	(14,518)
Net loss per share basic and diluted		$(0.70)		$(1.28)
Weighted average shares basic and diluted		12,558,956		11,355,068

Rand Logistics, Inc.
Consolidated Balance Sheets
(U.S. Dollars 000’s except for Shares and Per Share data)

	March 31,	March 31,
	2009	2008
ASSETS
CURRENT
Cash and cash equivalents	$1,953	$5,626
Accounts receivable	1,166	3,468
Prepaid expenses and other current assets	3,008	3,122
Income taxes receivable	22	193
Deferred income taxes	418	1,355
Total current assets	6,567	13,764

PROPERTY AND EQUIPMENT, NET	86,233	96,349
DEFERRED INCOME TAXES	12,140	20,318
DEFERRED DRYDOCK COSTS, NET	7,274	9,082
INTANGIBLE ASSETS, NET	13,497	17,979
GOODWILL	10,193	10,193
Total assets	$135,904	$167,685
LIABILITIES
CURRENT
Bank indebtedness	$2,786	$269
Accounts payable	4,131	14,985
Accrued liabilities	11,087	7,243
Acquired Management Bonus Program	-	3,000
Interest rate swap contracts	3,899	1,274
Income taxes payable	-	422
Deferred income taxes	480	1,508
Current portion of long-term debt	4,094	3,521
Total current liabilities	26,477	32,222
LONG-TERM DEBT	54,240	66,896
OTHER LIABILITIES	232	-
DEFERRED INCOME TAXES	13,185	14,703
Total liabilities	94,134	113,821
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares	14,900	14,900
Common stock, $.0001 par value
Authorized 50,000,000 shares, Issued and outstanding 12,890,927 shares	1	1
Additional paid-in capital	61,675	58,350
Accumulated deficit	(29,228)	(20,465)
Accumulated other comprehensive income (loss)	(5,578)	1,078
Total stockholders’ equity	41,770	53,864
Total liabilities and stockholders’ equity	$135,904	$167,685

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